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                                                                       EXHIBIT 5

  [LETTERHEAD OF FRESHMAN, MARANTZ, ORLANSKI COOPER & KLEIN, a Law Corporation]


                               September 23, 1999


MRV Communications, Inc.
8943 Fullbright Avenue
Chatsworth, CA  91311

Re:                MRV Communications, Inc.
                   Registration Statement on Form S-8
                   1,000,000 Shares issuable upon exercise of options granted under 1998 Nonstatutory Stock Option Plan

Dear Sirs:

We are counsel to MRV Communications, Inc. a Delaware (the "Company"). We have assisted the Company in its preparation of a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), registering 1,000,000 shares of Common Stock, $0.0034 par value of the Company (the "Common Stock ") issuable upon exercise of options granted under the Company's 1998 Nonstatutory Stock Option Plan (the "Plan").

In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than California and Delaware and the Federal Law of the United States and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.

Based on and subject to the foregoing we are of the opinion that the Common Stock, when issued pursuant to the exercise of options under the Plan and the purchase price therefor has been paid, will be duly and validly issued, fully paid and nonassessable shares of Common Stock.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.


                                        Very truly yours,


                                        /s/ Freshman, Marantz, Orlanski,
                                        Cooper & Klein,
                                        --------------------------------------
                                        FRESHMAN, MARANTZ, ORLANSKI,
                                        COOPER & KLEIN,
                                        A Law Corporation